Exhibit 5.1

31 March 2016

VimpelCom Ltd.

Claude Debussylaan 88

1082 MD Amsterdam

The Netherlands

Dear Sirs

VimpelCom Ltd. (the “Company”)

We have acted as special counsel in Bermuda to the Company in connection with the preparation and filing by the Company of Post-Effective Amendment No. 1, filed on the date hereof by the Company, to a registration statement on Form F-3 (Registration No. 333-196223) (“Registration Statement”) originally filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on 23 May 2014. The Registration Statement relates to the proposed offer and sale, from time to time, pursuant to Rule 415 under the Securities Act of 1933, of up to 1,567,151,403 common shares of par value US$0.001 each in the Company (“Common Shares”) by certain shareholders (the “Selling Shareholders”). The Registration Statement is being filed with the Securities and Exchange Commission on or about the date of this opinion (“Opinion”).

For the purposes of this Opinion, we have examined and relied upon copies of the documents listed, and in some cases defined, in the Schedule to this Opinion (the “Documents”), together with such other documentation as we have considered relevant to this Opinion.

Assumptions

In stating our Opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	that any factual statements made in any of the Documents are true, accurate and complete;

(e)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed in this Opinion and that, in so far as any obligation under, or action to be taken in connection with the offering and sale or any Common Shares to which this Opinion relates is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will not be unlawful by virtue of the laws of that jurisdiction;

(f)	that the Common Shares to which this Opinion relates form part of the 1,756,731,135 issued and fully-paid Common Shares registered, as at the date of this Opinion, in the register of members of the Company as held by Selling Shareholders; and

(g)	that the records which were the subject of the search referred to in paragraph 4 of the Schedule to this Opinion were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this Opinion and such information has not since such date been materially altered.

Opinion

Based upon and subject to the assumptions set out above, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda and is in good standing under the laws of Bermuda; and

2.	The Common Shares, when sold by the Selling Shareholders as contemplated by the Registration Statement, will be duly authorised, validly issued, fully paid and non-assessable Common Shares of the Company.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed in this Opinion relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This Opinion is limited to Bermuda law as applied by the courts of Bermuda at the date of this Opinion.

(b)	Any reference in this Opinion to Common Shares being “non-assessable” shall mean, in relation to fully-paid Common Shares and subject to any contrary provision in any agreement between the Company and the holder of the Common Shares, that no shareholder shall be obliged, in respect of those Common Shares, to contribute further amounts to the capital of the Company, either in order to complete payment for those shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder of the Company shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for, additional shares of the Company, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(c)	Searches of the Register of Companies at the office of the Registrar of Companies are not conclusive and it should be noted that the Register of Companies does not reveal:

(i)	details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered, or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

(ii)	details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(d)	In order to issue this Opinion we have carried out the search referred to in paragraph 4 of the Schedule to this Opinion on 29 March 2016 and have not enquired as to whether there has been any change since that date.

(e)	In this Opinion, the term “good standing” means only that the Company has received a certificate of compliance from the Registrar of Companies in Bermuda as at the date referred to in paragraph 5 of the Schedule.

Disclosure

This Opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission for the purposes of registering Common Shares under the Securities Act. We consent to the filing of this Opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement to the Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

This Opinion is addressed to the Company solely for the benefit of the Company and (save as referred to in the preceding paragraph) is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law. Further, this Opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this Opinion if applicable law or the existing facts or circumstances should change.

This Opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Wakefield Quin Limited

THE SCHEDULE

1.	Certified copies of the certificate of incorporation, certificate of incorporation on change of name, memorandum of association, bye-laws and register of shareholders of the Company as at 31 March 2016.

2.	An electronic copy of the amendment to the Registration Statement dated 31 March 2016, in the form to be filed with the Securities and Exchange Commission.

3.	A copy of the notice to the public issued by the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 and Exchange Control Regulations 1973 dated 1 June 2005, together with a copy of an approved letter dated 4 February 2010 from Wakefield Quin Limited on behalf of the Company to the Bermuda Monetary Authority.

4.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the offices of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 29 March 2016 in respect of the Company.

5.	A certificate of compliance dated 29 March 2016 issued by the Registrar of Companies in Bermuda in respect of the Company.